UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 30, 2015

CannaPharmaRx, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27055	27-4635140
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Collins Drive, Suite 100, Carneys Point, New Jersey		08069
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	856-376-0500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed on April 3, 2015, on March 30, 2015, CannaPharmaRx, Inc., a Delaware corporation (the "Company"), executed a Confidential Settlement and Release of Claims Agreement by and between the Company, Gary Herick, Gerald Crocker, James Smeeding, Robert Liess, Mathew Sherwood, Gary M. Cohen, CannaPharmaRX, Inc., a Colorado corporation, and each of the other parties thereto.

This Form 8-K/A amends the Current Report on Form 8-K referred to above to file Exhibit 10.1 referenced in Item 9.01 below, partially redacted while a request for confidential treatment was pending, now filed in its entirety.

The information set forth in the exhibits listed under Item 9.01 of this Current Report on Form 8-K/A is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Confidential Settlement and Release of Claims Agreement dated as of March 30,
2015 by and between the Company, Gary Herick, Gerald Crocker, James Smeeding,
Robert Liess, Mathew Sherwood, Gary M. Cohen, CannaPharmaRX, Inc., a Colorado
corporation, and each of the other parties thereto.

10.2 Metering Agreement dated as of April 1, 2015 by and among the Company and Gary
M. Cohen (included in Exhibit 10.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CannaPharmaRx, Inc.

May 28, 2015	By:	/s/ Gerald E. Crocker

Name: Gerald E. Crocker
Title: Chief Executive Officer and Director

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Exhibit Index

Exhibit No.	Description

10.1	Confidential Settlement and Release of Claims Agreement dated as of March 30, 2015 by and between the Company, Gary Herick, Gerald Crocker, James Smeeding, Robert Liess, Mathew Sherwood, Gary M. Cohen, CannaPharmaRX, Inc., a Colorado corporation, and each of the other parties thereto.
10.2	Metering Agreement dated as of April 1, 2015 by and among the Company and Gary M. Cohen (included in Exhibit 10.1).